EXHIBIT 24.1--POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven G. Mihaylo and Kurt R. Kneip, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

         SIGNATURE                       TITLE                       DATE
         ---------                       -----                       ----

/s/ Steven G. Mihaylo           Chairman and Chief             March 12, 1999
---------------------------     Executive Officer
Steven G. Mihaylo

/s/ Kurt R. Kneip               Vice President and             March 12, 1999
---------------------------     Chief Financial Officer
Kurt R. Kneip

/s/ J. Robert Anderson          Director                       March 12, 1999
---------------------------
J. Robert Anderson

/s/ Gary D. Edens               Director                       March 12, 1999
---------------------------
Gary D. Edens

/s/ Maurice H. Esperseth        Director                       March 12, 1999
---------------------------
Maurice H. Esperseth

/s/ C. Roland Haden             Director                       March 12, 1999
---------------------------
C. Roland Haden

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